Exhibit (d)(8)

FORM OF

SUPPLEMENT TO

INVESTMENT ADVISORY CONTRACT

PIMCO Variable Insurance Trust

840 Newport Center Drive

Newport Beach, California 92660

                         , 2008

Pacific Investment Management Company LLC

840 Newport Center Drive

Newport Beach, California 92660

RE:	Investments in PIMCO Funds: Private Account Portfolios Series: Money Market Portfolio

Dear Sirs:

As provided in the Investment Advisory Contract between PIMCO Variable Insurance Trust (the “Trust”) and Pacific Investment Management Company LLC (“PIMCO” or the “Adviser”) dated May 5, 2000 (the “Contract”), the parties may amend the Contract and amend Exhibit A to the Contract, which sets forth the fee rate payable by each series of the Trust to PIMCO.

Each series of the Trust (each a “Portfolio”) may invest in shares of PIMCO Funds: Private Account Portfolio Series: Money Market Portfolio, a series of PIMCO Funds (“PAPS Money Market Portfolio”). PAPS Money Market Portfolio will be offered only to the Portfolios (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. PAPS Money Market Portfolio does not pay an investment advisory fee to PIMCO. By investing in the PAPS Money Market Portfolio, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO under the Contract (as indicated on Exhibit A), will be designated as compensation for the investment advisory services PIMCO provides to PAPS Money Market Portfolio under its investment advisory contract with PIMCO.

The Trust and the Adviser hereby agree to amend the Contract as of the date hereof in connection with the Portfolios’ possible investments in PAPS Money Market Portfolio. Accordingly the current Exhibit A is replaced with the new Exhibit A attached hereto.

Investment Advisory Contract

EXHIBIT A

(as of February     , 2008)

PIMCO Variable Insurance Trust

Portfolio	Investment Advisory Fee#
All Asset Portfolio	0.175%
All Asset All Authority Portfolio	0.20%
CommodityRealReturn Strategy Portfolio	0.49%
Diversified Income Portfolio	0.45%
Emerging Markets Bond Portfolio	0.45%
Foreign Bond Portfolio (Unhedged)	0.25%
Foreign Bond Portfolio (U.S. Dollar-Hedged)	0.25%
Global Bond Portfolio (Unhedged)	0.25%
High Yield Portfolio	0.25%
Long-Term U.S. Government Portfolio	0.225%
Low Duration Portfolio	0.25%
Money Market Portfolio*	0.12%
Real Return Portfolio	0.25%
RealEstateRealReturn Strategy Portfolio	0.49%
Short-Term Portfolio	0.25%
Small Cap StocksPLUS TR Portfolio*	0.44%
StocksPLUS Growth and Income Portfolio*	0.25%
StocksPLUS Total Return Portfolio*	0.39%
Total Return Portfolio	0.25%
Total Return Portfolio II	0.25%

*	Reflects a fee reduction effective October 1, 2007.
#	Each Portfolio may invest in shares of PIMCO Funds: Private Account Portfolio Series: Money Market Portfolio, a series of PIMCO Funds (“PAPS Money Market Portfolio”). PAPS Money Market Portfolio will be offered only to series of the Trust (each an “Investing Fund”) or other series of registered investment companies for which PIMCO serves as investment adviser. PAPS Money Market Portfolio does not pay an investment advisory fee to PIMCO. By investing in the PAPS Money Market Portfolio, each Investing Fund agrees that 0.01% of the fee that each Investing Fund is currently obligated to pay PIMCO as indicated on this Exhibit A, will be designated as compensation for the investment advisory services PIMCO provides to PAPS Money Market Portfolio under its investment advisory contract with PIMCO.

If the foregoing correctly sets forth the Contract between the Trust and the Adviser, please indicate so by signing, dating and returning to the Trust the enclosed copy hereof.

Very truly yours,

PIMCO VARIABLE INSURANCE TRUST

By:
Title:	President
Date:

ACCEPTED:

PACIFIC INVESTMENT MANAGEMENT COMPANY LLC

By:
Title:	President
Date:

ACKNOWLEDGED:

PIMCO FUNDS, on behalf of its series PAPS Money Market Portfolio

By:
Title:	President
Date: